SHAREHOLDER RIGHTS PLAN AGREEMENT

            THIS AGREEMENT dated as of September 21, 1999,

B E T W E E N:

                        TLC THE LASER CENTER INC., a corporation incorporated under the laws of Ontario (the "Corporation")

                        - and -

                        CIBC MELLON TRUST COMPANY, a trust company incorporated under the laws of Canada, as Rights Agent (the "Rights Agent")

            WHEREAS the Board of Directors has determined that it is advisable and in the best interests of the Corporation to adopt a Shareholder Rights Plan (the "Shareholder Rights Plan");

            AND WHEREAS in connection with the implementation of the Shareholder Rights Plan, the Board of Directors has:

      (a) authorized and declared a distribution of one right (a "Right") effective at the Record Time in respect of each Common Share outstanding at that time; and

      (b) authorized the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time;

            AND WHEREAS each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein;

            AND WHEREAS the Corporation has appointed the Rights Agent to act on behalf of the Corporation, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates, the exercise of Rights and other matters referred to herein,

            NOW THEREFORE in consideration of the premises and their respective agreements set forth herein, the parties hereby agree as follows:

                           ARTICLE 1. - INTERPRETATION

1.1.        Certain Definitions

            For purposes of this Agreement, the following terms have the meanings indicated:
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                                      -2-


      (a) "Acquiring Person" means any Person who, after the date hereof, becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares, but does not include:

            (i)   the Corporation or any Subsidiary of the Corporation;

            (ii) any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of:

                  (A)   a Voting Share Reduction;

                  (B)   a Permitted Bid Acquisition;

                  (C)   an Exempt Acquisition;

                  (D)   a Pro Rata Acquisition; or

                  (E)   a Convertible Security Acquisition;

            provided, however, that if a Person becomes the Beneficial Owner of
                  20% or more of the outstanding Voting Shares by reason of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition, and thereafter becomes the Beneficial Owner of an additional 1% of the Voting Shares then outstanding (other than pursuant to a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, or a Pro Rata Acquisition or a Convertible Security Acquisition), then, as of the date that such Person becomes the Beneficial Owner of such additional Voting Shares, such Person shall be an "Acquiring Person";

            (iii) for the period of 10 days after the Disqualification Date (as defined below), any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of such Person becoming disqualified from relying on Clause 1.1(e)(v) solely because such Person makes or proposes to make a Take-over Bid, either alone or by acting jointly or in concert with any other Person. For the purposes of this definition, "Disqualification Date" means the first date of public announcement that any Person makes or is intending to make a Take-over Bid including, without limitation, a report filed pursuant to Section 101 of the Securities Act or Section 13(d) of the 1934 Exchange Act; or

            (iv) an underwriter or member of a banking or selling group that becomes the Beneficial Owner of 20% or more of the Voting Shares in connection with a distribution of securities pursuant to a prospectus or a private placement.
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                                      -3-


      (b) "Affiliate", when used to indicate a relationship with a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

      (c) "Agreement" means this shareholder rights plan agreement, as it may be amended, modified or supplemented from time to time hereafter.

      (d) "Associate", when used to indicate a relationship with a specified Person, means any relative of such specified Person who has the same home as such specified Person, or any person to whom such specified Person is married, or any person with whom such specified Person is living in a conjugal relationship outside marriage, or other person who has the same home as such specified Person.

      (e) A Person shall be deemed the "Beneficial Owner", and to have "Beneficial Ownership" of, and to "Beneficially Own":

            (i) any securities of which such Person or any Affiliate or Associate of such Person is the owner in law or equity;

            (ii) any securities as to which such Person or any of such Person's Affiliates or Associates has the right to acquire:

                  (A) upon the exercise of any Convertible Security provided that they are exercisable immediately or within a period of 60 days and whether or not on condition or the happening of any contingency; or

                  (B) pursuant to any agreement, arrangement or understanding, if such right is exercisable immediately or within a period of 60 days and whether or not on condition or the happening of any contingency (other than customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities or pursuant to a pledge of securities in the ordinary course of business); and

            (iii) any securities that are Beneficially Owned within the meaning of Clauses 1.1(e)(i) or (ii) hereof by any other Person with whom such Person is acting jointly or in concert;

            provided, however, that a Person shall not be deemed the "Beneficial
                  Owner" or to have "Beneficial Ownership" of, or to "Beneficially Own", any security:

            (iv) because such security has been deposited or tendered, without any prior agreement (other than a Lock-up Agreement) or arrangement in respect thereof, pursuant to any tender or exchange offer or take-over bid made by
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                                      -4-


                  such Person or made by any Affiliate or Associate of such Person or made by any other Person acting jointly or in concert with such Person, unless such deposited or tendered security has been taken up or paid for, whichever shall first occur;

            (v)   because:

                  (A) such Person, or any of the Affiliates or Associates of such Person or any other Person acting jointly or in concert with such Person, holds such security, provided that the ordinary course of business of any such Person (the "Fund Manager") includes the management of investment funds for others and such security is held by the Fund Manager in the ordinary course of such business in the performance of such Fund Manager's duties for the account of any other Person (a "Client");

                  (B) such Person (the "Trust Company") is licensed to carry on business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each an "Estate Account") or in relation to other accounts (each an "Other Account") and holds such security in the ordinary course of such duties for such Estate Accounts or for such Other Accounts;

                  (C) such Person (the "Plan Administrator") is the administrator or the trustee of one or more pension funds or plans (a "Plan") registered under the laws of Canada or any province thereof or the laws of the United States of America or any state thereof;

                  (D) such Person (the "Crown Agent") is established by statute for purposes that included, and the ordinary business or activity of such Person includes, the management of investment funds for employee benefit plans, pension plans, insurance plans, or various public bodies; or

                  (E)   such Person is a Plan;

            provided, however, that in any of the foregoing cases the Fund
                  Manager, the Trust Company, the Plan Administrator, the Crown Agent or the Plan, as the case may be, is not then making and has not then announced an intention to make a Take-over Bid, alone or by acting jointly or in concert with any other Person, other than an Offer to Acquire (X) pursuant to a distribution by the Corporation, (Y) by means of a Permitted Bid, or (Z) by means of market transactions made in the ordinary course of the business of such

                  Person (including pre-arranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange or organized over-the-counter market;

            (vi) because such Person is a Client of the same Fund Manager as another Person on whose account the Fund Manager holds such security, or because such Person is an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security, or because such Person is a Plan with the same Plan Administrator as another Plan on whose account the Plan Administrator holds such security;

            (vii) because such Person is a Client of a Fund Manager and such security is owned at law or in equity by the Fund Manager or because such Person is an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company or such Person is a Plan and such security is owned at law or in equity by the Plan Administrator; or

           (viii) because such Person is the registered holder of securities as a result of carrying on the business of, or acting as, a nominee of a securities depositary.

      (f) "Board of Directors" means the board of directors of the Corporation.

      (g) "Business Day" means any day other than a Saturday, Sunday or a day on which chartered banks in the City of Toronto are authorized or obliged by law to close.

      (h) "Canadian Dollar Equivalent" of any amount which is expressed in United States dollars means, on any date, the Canadian dollar equivalent of such amount determined by multiplying such amount by the U.S.-Canadian Exchange Rate in effect on such date.

      (i) "Canadian-U.S. Exchange Rate" means, on any date, the inverse of the U.S.-Canadian Exchange Rate in effect on such date.

      (j) "Close of Business" on any given date means the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the office of the transfer agent for the Common Shares in the City of Toronto (or, after the Separation Time, the office of the Rights Agent in the City of Toronto), closes to the public.

      (k) "Common Shares" means the common shares in the capital of the Corporation and "common shares", when used with reference to any Person other than the Corporation, means the class or classes of shares (or similar equity interests) with the greatest per share voting power entitled to vote generally in the election of all directors of such other Person or the equity securities or other equity interest having power (whether or not exercised) to control or direct the management of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned other Person.

      (l) "Company Act" means the Business Corporations Act (Ontario), R.S.O. 1990, c.B.16, as amended, and the regulations made thereunder, as now in effect or as the same may from to time be amended, re-enacted or replaced.

      (m)   "Competing Permitted Bid" means a Take-over Bid that:

            (i)   is made while another Permitted Bid is in existence; and

            (ii) satisfies all the components of the definition of a Permitted Bid, except that the reference to 60 days in Clause (ii) of the definition of a Permitted Bid shall be satisfied for the purposes of this Clause 1.1(m)(ii) if the Take-over Bid contains, and the take up and payment for securities tendered or deposited thereunder is subject to, an irrevocable and unqualified condition that no Voting Shares shall be taken up or paid for pursuant to the Competing Permitted Bid prior to the later of:

                  (A) the date which is 21 days after the date the Competing Permitted Bid is made; and

                  (B) the 60th day after the earliest of any other Permitted Bid that is then outstanding, provided that the expiry of the Competing Permitted Bid shall not occur at a time of day that is prior to the time of expiry of any other Permitted Bid on such day.

      (n)   A corporation is "controlled" by another Person if:

            (i) securities entitled to vote in the election of directors carrying more than fifty percent (50%) of the votes for the election of directors are held, directly or indirectly, by or for the benefit of the other Person; and

            (ii) the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such corporation;

      and "controls", "controlling" and "under common control with" shall be interpreted accordingly.

      (o) "Convertible Security" means any right (regardless of whether such right constitutes a security) to acquire Voting Shares and any securities issued by the Corporation from time to time (other than the Rights) carrying any exercise, conversion or exchange right (whether such right is exercisable immediately or within a period of 60 days thereafter and whether or not on condition or the happening of any contingency).

      (p) "Convertible Security Acquisition" means the acquisition of Voting Shares upon the exercise of Convertible Securities received by a Person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition.

      (q)   "Effective Date" shall have the meaning attributed thereto in
            Section 5.19.

      (r) "Election to Exercise" has the meaning attributed thereto in Clause 2.2(d)(i).

      (s)   "Exempt Acquisition" means an acquisition:

            (i) in respect of which the Board of Directors has waived the application of Section 3.1 hereof pursuant to the provisions of Subsections 5.1(b), 5.1(c) or 5.1(d) hereof;

            (ii) which was made pursuant to a dividend reinvestment plan of the Corporation;

            (iii) which was made pursuant to a distribution by the Corporation of Voting Shares or Convertible Securities made pursuant to a prospectus; or

            (iv) pursuant to a distribution by the Corporation of Voting Shares or Convertible Securities by way of a private placement by the Corporation, provided that:

                  (A) all necessary stock exchange approvals for such private placement have been obtained and such private placement complies with the terms and conditions of such approvals; and

                  (B) the purchaser does not become the Beneficial Owner of more than 25% of the Voting Shares outstanding immediately prior to the private placement (and in making this determination, the securities to be issued to such purchaser pursuant to the private placement shall be deemed to be held by such purchaser but shall not be included in the aggregate number of outstanding Voting Shares immediately prior to the private placement).

      (t) "Exercise Price" means, as of any date, the price at which a holder of a Right may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall be $200.
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                                      -8-


      (u)   "Expiration Time" shall mean the earlier of:

            (i)   the Termination Time;

            (ii) the Close of Business on the date of the first annual meeting of shareholders of the Corporation held after the Effective Date if the resolution referred to in Section 5.20 in respect of the annual meeting referred to in clause (i) of Section
                  5.20 is submitted to the Independent Shareholders for their consideration and approval and is not approved by the Independent Shareholders in accordance with Section 5.20 at such annual meeting;

            (iii) the Close of Business on the date of the first annual meeting of shareholders of the Corporation held in the year 2002 if the resolution referred to in Section 5.20 in respect of the annual meeting referred to in clause (ii) of Section 5.20 is submitted to the Independent Shareholders for their consideration and approval and is not approved by the Independent Shareholders in accordance with Section 5.20 at such annual meeting; and

            (iv)  the Close of Business on September 21, 2004.

      (v) "Flip-in Event" means any transaction or event in or pursuant to which any Person becomes an Acquiring Person.

      (w) "Independent Shareholders" means holders of Voting Shares of the Corporation, but shall not include:

            (i) any Acquiring Person or any Offeror, other than a Person referred to in Clause (v) of Subsection 1.1(e);

            (ii) any Affiliate or Associate of such Acquiring Person or such Offeror;

            (iii) any Person acting jointly or in concert with such Acquiring
                  Person or such Offeror; or

            (iv) any employee benefit plan, stock purchase plan, deferred profit sharing plan or any similar plan or trust for the benefit of employees of the Corporation or a Subsidiary of the Corporation, unless the beneficiaries of any such plan or trust direct the manner in which the Voting Shares are to be voted or direct whether the Voting Shares are to be tendered to a Take-over Bid.

      (x) "Lock-up Agreement" means an agreement between an Offeror and another Person (the "Locked-up Person") whereby the Locked-up Person agrees to deposit or tender the Voting Shares held by the Locked-up Person to the Offeror's Take-over Bid, where the agreement permits:
            (i) the Locked-up Person to
            withdraw the Voting Shares from the agreement in order to tender or deposit the Voting Shares to another Take-over Bid, or to support another transaction, that provides for a purchase price for each Voting Share that is higher than, or provides a value for each Voting Share that is greater than, the purchase price contained in or proposed to be contained in, and is made for at least the same number of Voting Shares as, the Take-over Bid that the Locked-up Person has agreed to deposit or tender Voting Shares to pursuant to the Lock-up Agreement, and for greater certainty, the Lock-up Agreement may contain a right of first refusal or require a period of delay to give the Offeror an opportunity to at least match a higher price in another Take-over Bid or transactions or other similar limitation on a Locked-up Person's right to withdraw Voting Shares from the Lock-up Agreement and not tender such voting shares to the Take-over Bid to which the Locked-up Person has agreed to deposit or tender, so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Voting Shares in sufficient time to tender to the other Take-over Bid or participate in the other transaction; and (ii) does not provide for any "break-up fees", "top-up fees", penalties, expense reimbursement or other amounts that exceed in the aggregate the greater of:

            (i) the cash equivalent of 2.5% of the price or value payable under the Take-over Bid to a Locked-up Person; and

            (ii) 50% of the amount by which the price or value payable under another Take-over Bid or transaction to a Locked-up Person exceeds the price or value of the consideration that such Locked-up Person would have received under the Take-over Bid;

      to be paid by a Locked-up Person pursuant to the Lock-up Agreement in the event the Locked-up Person fails to deposit or tender Voting Shares to the Take-over Bid or withdraws Voting Shares in order to tender to another Take-over Bid or participate in another transaction;

      (y) "Market Price" per security of any securities on any date of determination means the average of the daily closing prices per security of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section
            2.3 hereof shall have caused the closing prices used to determine the Market Price on any Trading Day not to be fully comparable with the closing price on the Trading Day immediately preceding such date of determination, each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in order to make it fully comparable with the closing price on the Trading Day immediately preceding such date of determination. The closing price per security of any securities on any date shall be:

            (i) the closing board lot sale price or, in case no such sale takes place on such date, the average of the closing bid and asked prices for each of such securities as reported by the principal Canadian stock exchange on which such securities are listed or admitted to trading;

            (ii) if for any reason none of such prices is available on such day or the securities are not listed or posted for trading on a Canadian stock exchange, the last sale price or, in case no such sale takes place on such date, the average of the closing bid and asked prices for each of such securities as reported by the principal national United States securities exchange on which such securities are listed or admitted to trading;

            (iii) if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange or a national United States securities exchange, the last sale price, or in case no sale takes place on such date, the average of the high bid and low asked prices for each of such securities in the over-the-counter market, as quoted by any reporting system then in use; or

            (iv) if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange or a national United States securities exchange or quoted by any such reporting system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the securities;

      provided, however, that if for any reason none of such prices is available on such day, the closing price per security of such securities on such date means the fair value per security of such securities on such date as determined by a nationally recognized investment dealer or investment banker with respect to the fair value per security of such securities. The Market Price shall be expressed in Canadian dollars and, if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in United States dollars, such amount shall be translated into Canadian dollars on such date at the Canadian Dollar Equivalent thereof.

      (z) "1934 Exchange Act" means the Securities Exchange Act of 1934 of the United States, as amended, and the rules and regulations thereunder as now in effect or as the same may from time to time be amended, re-enacted or replaced.

      (aa) "1933 Securities Act" means the Securities Act of 1933 of the United States, as amended and the rules and regulations thereunder as now in effect or as the same may from time to time be amended, re-enacted or replaced.

      (bb)  "Offer to Acquire" includes:

            (i) an offer to purchase or a solicitation of an offer to sell Voting Shares, or a public announcement of an intention to make such an offer or solicitation; and

            (ii) an acceptance of an offer to sell Voting Shares, whether or not such offer to sell has been solicited;

      or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

      (cc) "Offeror" means a Person who has announced (and has not withdrawn) an intention to make, or who has made (and has not withdrawn), a Take-over Bid, and any Person who is an Affiliate, Associate or who is acting jointly or in concert with such first mentioned Person, but does not include a Person who has completed a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition.

      (dd) "Offeror's Securities" means the aggregate of the Voting Shares Beneficially Owned on the date of a Take-over Bid by an Offeror.

      (ee) "Permitted Bid" means a Take-over Bid made by an Offeror that is made by means of a Take-over Bid circular and which also complies with the following additional provisions:

            (i) the Take-over Bid is made to all holders of record of Voting Shares of the Corporation;

            (ii) the Take-over Bid contains, and the take up and payment for securities tendered or deposited thereunder shall be subject to, an irrevocable, non-waivable, and unqualified condition that no Voting Shares of the Corporation shall be taken up or paid for pursuant to the Take-over Bid prior to the Close of Business on the date which is not less than 60 days following the date of the Take-over Bid and unless, at such date, more than 50% of the Voting Shares held by Independent Shareholders have been deposited pursuant to the Take-over Bid and not withdrawn;

            (iii) the Take-over Bid contains an irrevocable and unqualified provision that, unless the Take-over Bid is withdrawn, Voting Shares of the Corporation may be deposited pursuant to the Take-over Bid at any time during the period of time described in Clause (ii) of this Subsection 1.1(ee) and that any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn until taken up and paid for; and

            (iv) the Take-over Bid contains an irrevocable and unqualified provision that in the event that the condition set forth in Clause (ii) of this Subsection 1.1(ee) is satisfied, the Person making the Take-over Bid will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Voting Shares for not less than 10 days from the date of the public announcement that such condition has been satisfied.

      (ff) "Permitted Bid Acquisition" means an acquisition of Voting Shares made pursuant to a Permitted Bid or a Competing Permitted Bid.

      (gg) "Person" includes any individual, firm, partnership, association, trust, trustee, executor, administrator, legal personal representative, government, governmental body or authority, group (as such term is used in Rule 13d-5 under the 1934 Exchange Act, as in effect on the date of this Agreement), corporation or other incorporated or unincorporated organization.

      (hh)  "Pro Rata Acquisition" means an acquisition as a result of:

            (i) a stock dividend or a stock split or other event pursuant to which a Person receives or acquires Voting Shares or Convertible Securities on the same pro rata basis as all other holders of Voting Shares of the same class; or

            (ii) any other event pursuant to which all holders of Voting Shares of the Corporation are entitled to receive Voting Shares or Convertible Securities on a pro rata basis, including, without limiting the generality of the foregoing, pursuant to the receipt or exercise of rights issued by the Corporation and distributed to all the holders of a series or class of Voting Shares to subscribe for or purchase Voting Shares or Convertible Securities of the Corporation, provided that such rights are acquired directly from the Corporation and not from any other Person.

      (ii)  "Record Time" means the Close of Business on October 4, 1999.

      (jj) "Redemption Price" has the meaning attributed thereto in Subsection 5.1(a).

      (kk) "Regular Periodic Cash Dividend" means cash dividends paid on the Common Shares at regular intervals in any fiscal year of the Corporation to the extent that such cash dividends do not exceed in the aggregate in any fiscal year, the greatest of:

            (i) 200% of the aggregate amount of cash dividends declared payable by the Corporation on the Common Shares in its immediately preceding fiscal year;

            (ii) 300% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on the Common Shares in its three immediately preceding fiscal years; and

            (iii) 100% of the aggregate consolidated net income of the
                  Corporation, before extraordinary items, for its immediately preceding fiscal year.

      (ll) "Rights Certificate" means the certificates representing the Rights after the Separation Time which shall be substantially in the form attached hereto as Exhibit A.

      (mm) "Securities Act" means the Securities Act, R.S.O. 1990, c. S.5, as amended, and the regulations made thereunder, as now in effect or as the same may from time to time be amended, re-enacted or replaced.

      (nn) "Separation Time" means the Close of Business on the tenth Trading Day after the earlier of:

            (i)   the Stock Acquisition Date; and

            (ii) the date of the commencement of, or first public announcement of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence, a Take-over Bid other than a Take-over Bid which is a Permitted Bid;

      or such later date as may from time to time be determined by the Board of Directors, provided that if any such Take-over Bid expires, is cancelled, is terminated or is otherwise withdrawn prior to the Separation Time, such offer shall be deemed, for the purposes of this Subsection 1.1(nn), never to have been made, and provided further that if the Board of Directors determines pursuant to Subsections 5.1(b), 5.1(c) or 5.1(d) hereof to waive the application of Section 3.1 hereof to a Flip-in Event, the Separation Time in respect of such Flip-in Event shall be deemed never to have occurred.

      (oo) "Stock Acquisition Date" means the first date of public announcement (which for purposes of this definition includes, without limitation, a report filed pursuant to Section 101 of the Securities Act or
            Section 13(d) of the 1934 Exchange Act) of facts indicating that a Person has become an Acquiring Person.

      (pp) "Subsidiary". A corporation is deemed to be a Subsidiary of another corporation if:

            (i)   it is controlled by:

                  (A)   that other corporation; or

                  (B) that other corporation and one or more corporations each of which is controlled by that other corporation; or

                  (C) two or more corporations each of which is controlled by that other; or

            (ii) it is a Subsidiary of a corporation that is that other's Subsidiary.

      (qq) "Take-over Bid" means an Offer to Acquire Voting Shares or securities convertible into Voting Shares, where the Voting Shares subject to the Offer to Acquire, together with the Voting Shares into which the securities subject to the Offer to Acquire are convertible or exchangeable, and the Offeror's Securities, constitute in the aggregate 20% or more of the outstanding Voting Shares at the date of the Offer to Acquire.

      (rr) "Termination Time" means the time at which the right to exercise Rights shall terminate pursuant to Section 5.1.

      (ss) "Trading Day", when used with respect to any securities, means any day on which the principal Canadian or United States securities exchange (as determined by the Board of Directors) on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian or United States securities exchange, a Business Day.

      (tt)  "U.S.-Canadian Exchange Rate" means, on any date:

            (i) if on such date the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate; and

            (ii) in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars calculated in such manner as may be determined by the Board of Directors from time to time acting in good faith.

      (uu) "U.S. Dollar Equivalent" of any amount which is expressed in Canadian dollars means, on any date, the United States dollar equivalent of such amount determined by multiplying such amount by the Canadian-U.S. Exchange Rate in effect on such date.

      (vv) "Voting Shares" means the Common Shares of the Corporation and any other shares of capital stock or voting interests of the Corporation entitled to vote generally in the election of directors and "voting shares", when used with reference to any Person other than the Corporation, means common shares of such other Person and any other shares of capital stock or voting interests of such other Person entitled to vote generally in the election of the directors of such other person.

      (ww) "Voting Share Reduction" means an acquisition by the Corporation or a Subsidiary of the Corporation or the redemption by the Corporation of Voting Shares of the Corporation which by reducing the number of Voting Shares of the Corporation outstanding increases the proportionate number of Voting Shares Beneficially Owned by any Person.

1.2. Currency

            All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.3. Number and Gender

            Wherever the context so requires, terms used herein importing the singular number only shall include the plural and vice versa and words importing any one gender shall include all others.

1.4. Sections and Headings

            The division of this Agreement into Articles, Sections, Subsections, Clauses and Subclauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections, Subsections, Clauses and Subclauses are to Articles, Sections, Subsections, Clauses and Subclauses of this Agreement.

1.5. Statutory References

            Unless the context otherwise requires, any reference herein to a specific Section, Subsection, Clause or Rule of any act or regulation shall be deemed to refer to the same as it may be amended, re-enacted or replaced or, if repealed and there shall be no replacement therefor, to the same as it is in effect on the date of this Agreement.

1.6. Acting Jointly or in Concert

            For the purposes of this Agreement, a Person is acting jointly or in concert with every Person who is a party to an agreement, commitment or understanding, whether formal or informal, with the first Person or any Associate or Affiliate of such Person to acquire or make an Offer to Acquire Voting Shares of the Corporation (other than a Lock-up Agreement or customary agreements with and between underwriters or banking group members or selling group members with respect to a distribution of securities or to a pledge of securities in the ordinary course of business).

1.7. Determination of Percentage Ownership

            For purposes of this Agreement, the percentage of Voting Shares Beneficially Owned by any Person shall be, and be deemed to be, the product determined by the formula:

                  100 X  A
                         -
                         B

      where

      A = the aggregate number of votes for the election of all directors generally attaching to the Voting Shares Beneficially Owned by such Person; and

      B = the aggregate number of votes for the election of all directors generally attaching to all outstanding Voting Shares.

            For purposes of this Agreement, in determining the percentage of the outstanding Voting Shares with respect to which a Person is or is deemed to be the Beneficial Owner, all unissued Voting Shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.

                             ARTICLE 2. - THE RIGHTS

2.1. Legend on Common Share Certificates

      (a) Certificates for Common Shares issued after the Record Time but prior to the earlier of (i) the Separation Time and (ii) the Expiration Time, shall, subject to Subsection 2.3(j), also evidence one Right for each Common Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

            "Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Shareholder Rights Plan Agreement dated as of September 21, 1999 (the "Rights Agreement"), between the Corporation and CIBC Mellon Trust Company, as Rights Agent, the terms of which are incorporated herein by reference and a copy of which is on file at the principal office of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended or redeemed, may expire, may become void (if, in certain cases, they are "Beneficially Owned" by an "Acquiring Person", as such terms are defined in the Rights Agreement, or a transferee thereof), or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail, or arrange for the mailing of, a copy of the Rights Agreement to the holder of this certificate without charge promptly after the receipt of a written request therefor."

      (b) Certificates representing Common Shares that are issued and outstanding at the Record Time shall evidence one Right for each Common Share evidenced thereby, notwithstanding the absence of the foregoing legend, until the earlier of (i) the Separation Time and
            (ii) the Expiration Time.

2.2. Initial Exercise Price; Exercise of Rights; Detachment of Rights

      (a) Subject to adjustment as herein set forth, each Right will entitle the holder thereof, after the Separation Time and prior to the Expiration Time, to purchase one Common Share for the Exercise Price, or the U.S. Dollar Equivalent of the Exercise Price, as at the Business Day immediately preceding the Separation Time (which Exercise Price and number of Common Shares are subject to adjustment as set forth below). Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its Subsidiaries shall be void.

      (b) Until the Separation Time (i) the Rights shall not be exercisable and no Right may be exercised and (ii) for administrative purposes, each Right will be evidenced by the certificate for the associated Common Share registered in the name of the holder thereof and will be transferable only together with, and will be transferred by a transfer of, such associated Common Share.

      (c) From and after the Separation Time and prior to the Expiration Time, the Rights may be exercised and the registration and transfer of the Rights shall be separate from and independent of Common Shares. Promptly following the Separation Time, the Corporation will issue and the Rights Agent will mail to each holder of record of Common Shares as of the Separation Time (other than an Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights), at such holder's address as shown on the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose):

            (i) a Rights Certificate, in substantially the form set out in Exhibit "A" hereto, appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule, regulation or judicial or administrative order made pursuant thereto or with any rule or regulation of any stock exchange or quotation system or self-regulatory organization on which the Rights may from time to time be listed or traded, or to conform to usage; and

            (ii) a disclosure statement prepared by the Corporation describing the Rights,

      provided that such materials shall not be sent to (A) an Acquiring Person;
            or (B) to a holder of record (a "Nominee") of Common Shares or securities convertible into Common Shares in respect of any Rights Beneficially Owned by the Acquiring Person; and the Corporation may require any Nominee or suspected Nominee to provide such information and documentation as the Corporation may reasonably require for such purpose.

      (d) Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent at its principal office in the City of Toronto:

            (i) the Rights Certificate evidencing such Rights, with an election to exercise (an "Election to Exercise") substantially in the form attached to the Rights Certificate appropriately completed and duly executed by the holder or his executors or administrators or other legal personal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

            (ii) payment by certified cheque or money order payable to the order of the Corporation, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised.

      (e) Upon receipt of a Rights Certificate, with an Election to Exercise appropriately completed and duly executed, which does not indicate that such Right is null and void as provided by Subsection 3.1(b), accompanied by payment as set forth in Clause 2.2(d)(ii), the Rights Agent (unless otherwise instructed in writing by the Corporation) will thereupon promptly:

            (i) requisition from the transfer agent of the Common Shares certificates for the number of Common Shares to be purchased (the Corporation hereby irrevocably agreeing to authorize such transfer agent to comply with all such requisitions);

            (ii) after receipt of such Common Share certificates, deliver such certificates to, or to the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder;

            (iii) when appropriate, requisition from the Corporation the amount of cash, if any, to be paid in lieu of issuing fractional Common Shares;

            (iv) after receipt of such cash, deliver such cash to, or to the order of, the registered holder of the Rights Certificate; and

            (v) tender to the Corporation all payments received on exercise of the Rights.

      (f) If the holder of any rights exercises less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

      (g)   The Corporation covenants and agrees that it will:

            (i) take all such action as may be necessary and within its power to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Common Shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;

            (ii) take all such action as may reasonably be considered to be necessary and within its power to comply with any applicable requirements of the Company Act, the Securities Act and the securities legislation of each of the other provinces and territories of Canada in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares upon exercise of Rights;

            (iii) use reasonable efforts to cause all Common Shares of the
                  Corporation issued upon exercise of Rights to be listed upon issuance on the stock exchange(s) where the Common Shares may be listed at that time;

            (iv) cause to be reserved and kept available out of its authorized and unissued Common Shares, the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights;

            (v) pay when due and payable, any and all Canadian and United States federal, provincial and state taxes (not in the nature of income or withholding taxes) and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or certificates for Common Shares issued upon exercise of Rights, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer of Rights or the issuance or delivery of certificates for Common Shares issued upon exercise of Rights in a name other than that of the holder of the rights being exercised; and

            (vi) after the Separation Time, except as permitted by Section 5.1 or Section 5.4 hereof, not take (or permit any Subsidiary of the Corporation to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

2.3. Adjustments to Exercise Price; Number of Rights

      (a) The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3. Fractional interests in securities resulting from such adjustments are subject to Section 5.5.

      (b) In the event that the Corporation at any time after the Record Time and prior to the Expiration Time:

            (i) declares or pays a dividend on the Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares) other than pursuant to any dividend reinvestment plan;

            (ii) subdivides or changes the then outstanding Common Shares into a greater number of Common Shares;

            (iii) consolidates or changes the then outstanding Common Shares into a smaller number of Common Shares; or

            (iv) issues any Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares) in respect of, in lieu of, or in exchange for existing Common Shares, the Exercise Price and the number of Rights outstanding shall be adjusted as follows:

                  (A) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (the "Adjustment Factor") that a holder of one Common Share immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result thereof (assuming the exercise of all such exchange or conversion rights, if any); and

                  (B) each Right held prior to such adjustment will become that number of Rights equal to the Adjustment Factor, and the adjusted number of Rights will be deemed to be distributed among the Common Shares with respect to which the Original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision, change, consolidation or issuance, so that each such Common Share will have exactly one Right associated with it.

      (c) Adjustments pursuant to Subsection 2.3(b) shall be made successively, whenever an event referred to in Subsection 2.3(b) occurs.

      (d)   If an event occurs which would require an adjustment under both this
            Section 2.3 and Section 3.1 hereof, the adjustment provided for in this Section 2.3 shall be in addition to, and shall be made prior to, any adjustment pursuant to Section 3.1 hereof.

      (e) In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any Common Shares otherwise than in a transaction referred to in Subsection 2.3(b), each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such Common Share.

      (f) In the event that the Corporation at any time after the Record Time and prior to the Expiration Time fixes a record date for the making of a distribution to substantially all holders of Common Shares of rights or warrants entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares) at a price per Common Share (or, in the case of a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares, having a conversion, exchange or exercise price per share (including the price required to be paid to purchase such convertible or exchangeable security or right)) less than 90 per cent of the Market Price per Common Share on such record date, the Exercise Price shall be adjusted. The Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date multiplied by a fraction, of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered (including the price required to be paid to purchase such convertible or exchangeable securities or rights)) would purchase at such Market Price per Common Share and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights to be so offered are initially convertible, exchangeable or exercisable). In case such subscription price may be paid in a consideration part or all of which will be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors. To the extent that such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect based on the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights. For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury shares or otherwise) pursuant to any dividend reinvestment plan and/or any share purchase plan (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants by the Corporation) shall not be deemed to constitute an issue of rights or warrants by the Corporation; provided, however, that, in the case of any dividend reinvestment plan or share purchase plan, the right to purchase Common Shares is at a price per share of not less than 90 per cent of the current market price per Common Share (determined in accordance with such plans) of the Common Shares.

      (g) In the event that the Corporation at any time after the Record Time and prior to the Expiration Time fixes a record date for the making of a distribution to substantially all holders of Common Shares of evidences of indebtedness or assets (other than a Regular Periodic Cash Dividend or a dividend paid in Common Shares but including any dividend payable in securities other than Common Shares) or rights or warrants entitling them to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares) at a price per Common Share (or, in the case of a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common shares, having a conversion, exchange or exercise price per share (including the price required to be paid to purchase such convertible or exchangeable security or right) less than 90 per cent of the Market Price per Common Share on such record date (excluding rights or warrants referred to in Subsection 2.3(f)), the Exercise Price in effect after such record date shall be equal to the Exercise Price in effect immediately prior to such record date less the fair market value (as determined by the Board of Directors) of the portion of the assets, evidences of indebtedness, rights or warrants so to be distributed applicable to a Common Share.

      (h) Each adjustment made pursuant to this Section 2.3 shall be made as of:

            (i) the payment or effective date for the applicable dividend, subdivision, change, consolidation or issuance, in the case of an adjustment made pursuant to Subsection 2.3(b); and

            (ii) the record date for the applicable dividend or distribution, in the case of an adjustment made pursuant to Subsections 2.3(f) or (g).

      (i) In the event that the Corporation shall at any time after the Record Time and prior to the Expiration Time issue any shares of capital stock (other than Common Shares), or rights or warrants to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock, in a transaction referred to in Clauses 2.3(b)(i) or (iv), if the Board of Directors acting in good faith determines that the adjustments contemplated by Subsections 2.3(b), (f) or (g) in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Corporation may, subject to Section 5.4, determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding Subsections 2.3(b), (f) and (g), such adjustments, rather than the adjustments contemplated by Subsections 2.3(b), (f) and (g), shall be made. The Corporation and the Rights Agent shall amend this Agreement as appropriate to provide for such adjustments.

      (j) Notwithstanding anything herein to the contrary, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one per cent in such Exercise Price; provided, however, that any adjustments which by reason of this Subsection 2.3(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments made pursuant to this Section 2.3 shall be made to the nearest cent or to the nearest one hundredth of a Common Share or a Right, as the case may be.

      (k) All Rights originally issued by the Corporation subsequent to any adjustment made to an Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

      (l) Unless the Corporation shall have exercised its election, as provided in Subsection 2.3(m), upon each adjustment of an Exercise Price as a result of the calculations made in Subsections 2.3(f) and
            (g), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares obtained by:

            (i) multiplying (A) the number of Common Shares covered by a Right immediately prior to this adjustment, by (B) the relevant Exercise Price in effect immediately prior to such adjustment of the relevant Exercise Price; and

            (ii) dividing the product so obtained by the relevant Exercise Price in effect immediately after such adjustment of the relevant Exercise Price.

      (m) The Corporation may elect on or after the date of any adjustment of an Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become the number of Rights obtained by dividing the relevant Exercise Price in effect immediately prior to adjustment of the relevant Exercise Price by the relevant Exercise Price in effect immediately after adjustment of the relevant Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the relevant Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Subsection 2.3(m) the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to
            Section 5.5, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the relevant adjusted Exercise Price and shall be registered in the names of holders of record of Rights Certificates on the record date specified in the public announcement.

      (n) Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the securities so purchasable which were expressed in the initial Rights Certificates issued hereunder.

      (o) In any case in which this Section 2.3 shall require that an adjustment in an Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the relevant Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Common Shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

      (p) Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that in its good faith judgment the Board of Directors shall determine to be advisable in order that any (i) subdivision or consolidation of the Common Shares, (ii) issuance wholly for cash of any Common Shares at less than the applicable Market Price, (iii) issuance wholly for cash of any Common Shares or securities that by their terms are exchangeable for or convertible into or give a right to acquire Common Shares,
            (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 2.3, hereafter made by the Corporation to holders of its Common Shares, subject to applicable taxation laws, shall not be taxable to such shareholders.

      (q) The Corporation covenants and agrees that, after the Separation Time, it will not, except as permitted by Section 5.1 or 5.4, take (or permit any Subsidiary of the Corporation to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

      (r) Whenever an adjustment to the Exercise Price or a change in the securities purchasable upon exercise of the Rights is made pursuant to this Section 2.3, the Corporation shall promptly:

            (i) file with the Rights Agent and with the transfer agent for the Common Shares a certificate specifying the particulars of such adjustment or change; and

            (ii) cause notice of the particulars of such adjustment or change to be given to the holders of the Rights.

      Failure to file such certificate or to cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of any such adjustment or change.

2.4. Date on Which Exercise is Effective

            Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with an appropriately completed and duly executed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes or charges payable by such Person hereunder) was made in accordance with Subsection 2.2(d); provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such Person shall be deemed to have become the holder of record of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Corporation are open.

2.5. Execution, Authentication, Delivery and Dating of Rights Certificates

      (a) The Rights Certificates shall be executed on behalf of the Corporation by its Chief Executive Officer, its Chief Financial Officer or its Secretary. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

      (b) Promptly following the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and the Rights Agent will countersign (manually or by facsimile signature in a manner satisfactory to the Corporation) and deliver such Rights Certificates to the holders of the Rights pursuant to Subsection 2.2(c). No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

      (c) Each Rights Certificate shall be dated the date of countersignature thereof.

2.6. Registration, Registration of Transfer and Exchange

      (a) After the Separation Time, the Corporation will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers and exchanges of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

      (b) After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Subsection 2.6(d) and 3.1(b), the Corporation will execute, and the Rights Agent will countersign, deliver and register, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

      (c) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

      (d) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this
            Section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

2.7. Mutilated, Destroyed, Lost and Stolen Rights Certificates

      (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

      (b) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

      (c) As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

      (d) Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence a contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.8. Persons Deemed Owners

            Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name such Rights Certificate (or, prior to the Separation Time, such Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights means the registered holder of such Rights (or, prior to the Separation Time, the associated Common Shares).

2.9. Delivery and Cancellation of Certificates

            All Rights Certificates surrendered upon exercise or for redemption, or for registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.10. Agreement of Rights Holders

            Every holder of Rights, by accepting such Rights, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights that:

      (a) such holder shall be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

      (b) prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share certificate representing such Right;

      (c) after the Separation Time, the Rights will be transferable only on the Rights Register as provided herein;

      (d) prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

      (e) such holder is not entitled to receive any fractional Rights or fractional Common Shares upon the exercise of Rights;

      (f) subject to the provisions of Section 5.4, without the approval of any holder of Rights and upon the sole authority of the Board of Directors this Agreement may be supplemented or amended from time to time as provided herein; and

      (g) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

                     ARTICLE 3. - ADJUSTMENTS TO THE RIGHTS

3.1. Flip-In Event

      (a) Subject to Subsection 3.1(b) and Section 5.1, in the event that prior to the Expiration Time a Flip-in Event shall occur, each Right shall constitute, effective from and after the Close of Business on the tenth Trading Day following the Stock Acquisition Date, the right to purchase from the Corporation, upon exercise thereof in accordance with the terms hereof, that number of Common Shares of the Corporation having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that, after such date of consummation or occurrence, an event of a type analogous to any of the events described in Section 2.3 shall have occurred with respect to such Common Shares).

      (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time and the Stock Acquisition Date by:

            (i) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person); or

            (ii) a transferee of Rights, direct or indirect, from an Acquiring Person where such a transferee becomes a transferee concurrently with or subsequent to the Acquiring Person becoming such in a transfer that the Board of Directors has determined is part of a plan, arrangement or scheme of an Acquiring Person that has the purpose or effect of avoiding Clause 3.1(b)(i), shall become null and void without any further action and any holder of such Rights (including transferees) shall thereafter have no right to exercise such Rights under any provision of this Agreement and shall have no other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The holder of any Rights represented by a Rights Certificate which is submitted to the Rights Agent upon exercise or for registration of transfer or exchange which does not contain the necessary certifications set forth in the Rights Certificate establishing that such Rights are not void under this Subsection 3.1(b) shall be deemed to be an Acquiring Person for the purposes of this Subsection 3.1(b) and such Rights shall become null and void.

      (c) Any Rights Certificate that represents Rights Beneficially Owned by a Person described in clause 3.1(b)(i) or (ii) or transferred to any nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

      "The Rights represented by this Rights Certificate were Beneficially
            Owned by a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Shareholders Rights Plan Agreement) or who was acting jointly or in concert with an Acquiring Person or an Affiliate or an Associate of an Acquiring Person. This Rights Certificate and the Rights represented hereby are void or shall become void in the circumstances specified in subsection 3.1(b) of the Shareholders Rights Plan Agreement"

      provided that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall impose such legend only if instructed so to do by the Corporation or in writing or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not a Person described in such legend. The issuance of a Rights Certificate without the legend referred to in this Subsection 3.1(c) shall be of no effect on the provisions of Subsection 3.1(b).

      (d) After the Separation Time, the Corporation shall do all such acts and things as are necessary and within its power to ensure compliance with the provisions of this Section 3.1 including, without limitation, all such acts and things as may be required to satisfy the requirements of the Company Act, the Securities Act and the securities laws or comparable legislation in each of the provinces of Canada and in any other jurisdiction where the Corporation is subject to such laws and the rules of the stock exchanges where the Common Shares are listed at such time, in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

                          ARTICLE 4.- THE RIGHTS AGENT

4.1. General

      (a) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-rights agents ("Co-Rights Agents") as it may deem necessary or desirable, subject to the approval of the Rights Agent. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agents and Co-Rights Agents shall be as the Corporation may determine with the approval of the Rights Agent and the Co-Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder (including the fees and disbursements of any expert or advisor retained by the Rights Agent). The Corporation also agrees to indemnify the Rights Agent, its directors, officers, employees and agents for, and to hold it harmless against, any loss, liability, or expense incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including but not limited to the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement and the resignation or removal of the Rights Agent.

      (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

      (c) The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and, at any time upon request, shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Corporation.

4.2. Merger or Consolidation or Change of Name of Rights Agent

      (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

      (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3. Duties of Rights Agent

            The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

      (a) The Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion; the Rights Agent may also, with the approval of the Corporation (such approval not to be unreasonably withheld), consult with such other experts as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement and the Rights Agent shall be entitled to act and rely in good faith on the advice of any such expert. Any remuneration so paid by the Rights Agent shall be repaid to the Rights Agent in accordance with
            Section 4.1(a).

      (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the President and Chief Executive Officer or the Chief Financial Officer of the Corporation and delivered to the Rights Agent. Such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

      (c) The Rights Agent will be liable hereunder only for its own negligence, bad faith or wilful misconduct.

      (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only.

      (e)   The Rights Agent will not be under any responsibility in respect of:

            (i) the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate or Rights Certificate (except its countersignature thereof);

            (ii) any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate;

            (iii) any change in the exercisability of the Rights (including the
                  Rights becoming void pursuant to Subsection 3.1(b));

            (iv)  any adjustment required under the provisions of Section 2.3;

            (v) the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Subsection 2.3(o) hereof describing any such adjustment); or

            (vi) will not by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable.

      (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

      (g) The Rights Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any Person believed by the Rights Agent to be the Chief Executive Officer, the Chief Financial Officer, the Secretary or a Vice-President of the Corporation, and to apply to such persons for advice or instructions in connection with its duties and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person.

      (h) The Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

      (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

4.4. Change of Rights Agent

            The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to the transfer agent of Common Shares by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. The Corporation may remove the Rights Agent upon 30 days notice in writing, mailed to the Rights Agent and to the transfer agent of the Common Shares by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Corporation), then the holder of any Rights may (at the Corporation's expense) apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall, upon payment in full of any outstanding amounts owing by the Corporation to the Rights Agent under this Agreement, deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                            ARTICLE 5.- MISCELLANEOUS

5.1. Redemption and Waiver

      (a) The Board of Directors acting in good faith, with prior shareholder approval, may, at its option and at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0001 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that an event of the type analogous to any of the events descried in Section 2.3 shall have occurred (such redemption price being herein referred to as the "Redemption Price").

      (b) The Board of Directors shall waive the application of Section 3.1 in respect of the occurrence of any Flip-in Event if the Board of Directors has determined, following the Stock Acquisition Date and prior to the Separation Time, that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person under this Agreement and, in the event that such a waiver is granted by the Board of Directors, such Stock Acquisition Date shall be deemed not to have occurred. Any such waiver pursuant to this Subsection 5.1(b) may only be given on the condition that such Person, within 30 days after the foregoing determination by the Board of Directors or such later date as the Board of Directors may determine (the "Disposition Date"), has reduced its Beneficial Ownership of Voting Shares such that the Person is no longer an Acquiring Person. If the Person remains an Acquiring Person at the Close of Business on the Disposition Date, the Disposition Date shall be deemed to be the date of occurrence of a further Stock Acquisition Date and Section
            3.1 shall apply thereto.

      (c) The Board of Directors acting in good faith may, prior to the occurrence of the relevant Flip-in Event upon prior written notice delivered to the Rights Agent, determine to waive the application of
            Section 3.1 to a Flip-in Event that may occur by reason of a Take-over Bid made by means of a Take-over Bid circular to all holders of record of Voting Shares, provided that if the Board of Directors waives the application of Section 3.1 in respect of a Take-over Bid pursuant to this Subsection 5.1(c), the Board of Directors shall also be deemed to have waived the application of
            Section 3.1 in respect of any other Take-over Bid made by means of a circular to all holders of record of Voting Shares prior to the expiry of any Take-over Bid in respect of which a waiver is, or is deemed to have been, granted under this Subsection 5.1(c).

      (d) The Board of Directors may, prior to the Close of Business on the tenth Trading Day following a Stock Acquisition Date or such later Business Day as they may from time to time determine, upon prior written notice delivered to the Rights Agent, waive the application of Section 3.1 to the related Flip-in Event, provided that the Acquiring Person has reduced its Beneficial Ownership of Voting Shares (or has entered into a contractual arrangement with the Corporation, acceptable to the Board of Directors, to do so within 10 days of the date on which such contractual arrangement is entered into or such later date as the Board of Directors may determine) such that at the time the waiver becomes effective pursuant to this Subsection 5.1(d) such Person is no longer an Acquiring Person. In the event of such a waiver becoming effective prior to the Separation Time, for the purposes of this Agreement, such Flip-in Event shall be deemed not to have occurred.

      (e) Where a Person acquires, pursuant to a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition as a result of a waiver granted under Subsection 5.1(c), outstanding Voting Shares, other than Voting Shares Beneficially Owned by such Person at the date of the Permitted Bid, the Competing Permitted Bid or the Exempt Acquisition as a result of a waiver granted under Subsection 5.1(c), then the Corporation shall immediately upon the consummation of such acquisition redeem the Rights at the Redemption Price.

      (f) If the Board of Directors elects or the Corporation is obliged to redeem the Rights, the right to exercise the Rights will thereupon without further action and without notice terminate and the only right thereafter of the holder of a Right shall be to receive the Redemption Price. Within 10 days of the Board of Directors electing or being deemed to have elected to redeem the Rights, the Corporation shall give notice of such redemption to the holders of the then outstanding Rights. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.

5.2. Expiration

            No Person shall have any rights pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in Subsection 4.1(a) hereof.

5.3. Issuance of New Rights Certificates

            Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.4. Supplements and Amendments

      (a) The Corporation may from time to time supplement or amend this Agreement without the approval of any holders of Rights or Voting Shares (i) to correct any clerical or typographical error or to maintain the validity of the Agreement as a result of a change in any applicable legislation, regulations or rules thereunder or (ii) prior to the first shareholder meeting referred to in Section 5.20.

      (b) Any amendment, variation or deletion made by the Board of Directors pursuant to Subsection 5.4(a) shall:

            (i) if made prior to the Separation Time, be submitted to the holders of Voting Shares at the next meeting of shareholders of the Corporation and the holders of Voting Shares may, by resolution passed by a majority of the votes cast by Independent Shareholders who vote in respect of such amendment, variation or deletion, confirm or reject such amendment or supplement; or

            (ii) if made after the Separation Time, be submitted to the holders of Rights at a meeting to be held on a date not later than the date of the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by a majority of the votes cast by the holders of Rights which have not become void pursuant to Subsection 3.1(b) who vote in respect of such amendment, variation or deletion, confirm or reject such amendment or supplement.

      (c) Any amendment, variation or deletion pursuant to Subsection 5.4(a) shall be effective from the date of the resolution of the Board of Directors adopting such amendment, variation or deletion and shall continue in effect until it ceases to be effective (as in this paragraph described). If an amendment, variation or deletion pursuant to Subsection 5.4(a) is rejected by the holders of Voting Shares or the holders of Rights or is not submitted to the holders of Voting Shares or the holders of Rights as required pursuant to Clause 5.4(b)(i) or (ii), then such amendment, variation or deletion shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend, vary or delete any provision of this Agreement to substantially the same effect shall be effective until confirmed by the holders of Voting Shares or the holders of Rights, as the case may be.

      (d) The Corporation may, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time prior to the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interest of the holders of Rights generally). Such consent shall be deemed to have been given if the action requiring such approval is authorized by the affirmative vote of a majority of the votes cast by Independent Shareholders present or represented at and entitled to be voted at a meeting of the holders of Voting Shares duly called and held in compliance with applicable laws and the articles and by-laws of the Corporation.

      (e) The Corporation may, with the prior consent of the holders of Rights obtained as set forth below, at any time after the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interest of the holders of Rights generally). Such consent shall be deemed to have been given if the action requiring such approval is authorized by the affirmative vote of a majority of the votes cast by the holders of Rights (other than any holder of Rights whose Rights have become null and void pursuant to the provisions hereof) present or represented at and entitled to be voted at a meeting of the holders of Rights. For the purposes, hereof, the procedures for the calling, holding and conduct of a meeting of the holders of Rights shall be those, as nearly as may be, which are provided in the Corporation's by-laws with respect to meetings of its shareholders.

      (f) For greater certainty, neither the exercise by the Board of Directors of any power or discretion conferred on it hereunder nor the making by the Board of Directors of any determination or the granting of any waiver it is permitted to make or give hereunder shall constitute an amendment, variation or deletion of the provisions of this Agreement or the Rights, for purposes of this
            Section 5.4 or otherwise.

      (g) Notwithstanding anything in this Section 5.4 to the contrary, no such supplement or amendment shall be made to the provisions of
            Article 4 except with the written concurrence of the Rights Agent to such supplement or amendment. The Corporation shall be required to provide the Rights Agent with notice in writing of any such amendment, variation or deletion to this Agreement as referred to in this Section 5.4 within 5 days of effecting such amendment, variation or deletion.

5.5. Fractional Rights and Fractional Shares

      (a) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. After the Separation Time, there shall be paid to the registered holders of the Rights Certificate with regard to which fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Market Value of a whole Right in lieu of such fractional Rights.

      (b) The Corporation shall not be required to issue fractional Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Corporation shall pay to the registered holder of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Value of one Common Share.

5.6. Rights of Action

            Subject to the terms of this Agreement, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

5.7. Holder of Rights Not Deemed a Shareholder

            No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section
5.8 hereof), or to receive dividends or subscription rights or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof.

5.8. Notice of Proposed Actions

            In case the Corporation shall propose after the Separation Time and prior to the Expiration Time to effect the liquidation, dissolution or winding up of the Corporation or the sale of all or substantially all of the Corporation's assets, then, in each such case, the Corporation shall give to each holder of a Right, a notice of such proposed action, which shall specify the date on which such liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of taking of such proposed action by the Corporation.

5.9. Notices

            Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by facsimile transmission addressed (until another address is filed in writing with the Rights Agent) as follows:

            TLC Laser Center Inc.
            5600 Explorer Drive, Suite 301
            Mississauga, Ontario
            L4W 4Y2

            Facsimile No.: (905) 602-7956
            Attention: General Counsel

            with a copy to:

            Tory Tory DesLauriers & Binnington
            Suite 3000, Aetna Tower
            P.O. Box 270
            Toronto-Dominion Centre
            Toronto, Ontario
            M5K 1N2

            Facsimile No.: (416) 865-7380
            Attention: David A. Chaikof

            Any notice or demand authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by facsimile transmission addressed (until another address is filed in writing with the Corporation) as follows:

            CIBC Mellon Trust Company
            320 Bay Street
            Ground Floor
            Toronto, Ontario
            M5H 4A6

            Facsimile No.: (416) 643-5570
            Attention: Vice President, Client Services

Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears on the Rights Register or, prior to the Separation Time, on the registry books of the Corporation for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

5.10. Costs of Enforcement

            The Corporation agrees that if the Corporation or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in any successful action to enforce his rights pursuant to any Rights or this Agreement.

5.11. Regulatory Approvals

            Any obligation of the Corporation or action or event contemplated by this Agreement, or any amendment to this Agreement, shall be subject to the receipt of any requisite approval or consent from any governmental or regulatory authority. Without limiting the generality of the foregoing, any issuance or delivery of debt or equity securities (other than non-convertible debt securities) of the Corporation upon the exercise of Rights and any amendment to this Agreement shall be subject to the prior consent of The Toronto Stock Exchange and any other exchange requiring prior approval.

5.12. Declaration as to Non-Canadian and Non-U.S. Holders

            If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance with the securities laws or comparable legislation of a jurisdiction outside Canada and the United States of America, the Board of Directors acting in good faith may take such actions as it may deem appropriate to ensure that such compliance is not required, including without limitation establishing procedures for the issuance to a Canadian resident fiduciary of Rights or securities issuable on exercise of Rights, the holding thereof in trust for the Persons entitled thereto (but reserving to the fiduciary or to the fiduciary and the Corporation, as the Corporation may determine, absolute discretion with respect thereto) and the sale thereof and remittance of the proceeds of such sale, if any, to the Persons entitled thereto. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada and any province or territory thereof and the United States of America in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

5.13. Successors

            All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

5.14. Benefits of this Agreement

            Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.15. Governing Law

            This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes shall be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within the such province.

5.16. Language

            Les parties aux presentes ont exige que la presente convention ainsi que tous les documents et avis qui s'y rattachent et/ou qui en coulent soient rediges en langue anglaise. The parties hereto have required that this Agreement and all documents and notices related thereto and/or resulting therefrom be drawn up in English.

5.17. Counterparts

            This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5.18. Severability

            If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

5.19. Effective Date

            This Agreement shall be effective on and from the date hereof (the "Effective Date").

5.20. Shareholder Review

            At each of (i) an annual or special meeting of shareholders of the Corporation held after the Effective Date which must be no later than six months from the date hereof, and (ii) an annual or special meeting of shareholders of the Corporation to be held in the year 2002, provided that a Flip-in Event has not occurred prior to such time, the Board of Directors shall submit a resolution to the Independent Shareholders for their consideration and approval, ratifying the continued existence of this Agreement after each such meeting. If a majority of the votes cast by Independent Shareholders who vote in respect of such resolution at such meeting are not voted in favour of ratifying the continued existence of this Agreement, then the Board of Directors shall immediately upon the confirmation by the Chairman of such shareholders' meeting of the result of the vote on such resolution without further formality be deemed to have elected to redeem the Rights at the Redemption Price.

5.21. Time of the Essence

            Time shall be of the essence hereof.

5.22. Determinations and Actions by the Board of Directors

            All actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall not subject to the Board of Directors to any liability to the holders of the Rights or any other parties.

5.23. Fiduciary Duties of the Board of Directors

            For greater certainty, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of Voting Shares reject or accept any Take-over Bid or take any other action (including, without limitation, the commencement, prosecution, defence or settlement of any litigation and the submission of additional or alternative Take-over Bids or other proposals to the Shareholders of the Corporation) with respect to any Take-over Bid or otherwise that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.

            IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed as of the date first above written.

                                         TLC THE LASER CENTER INC.

                                         Per: __________________________________
                                              Name:
                                              Title:

                                         Per: __________________________________
                                              Name:
                                              Title:


                                         CIBC MELLON TRUST COMPANY

                                         Per: __________________________________
                                              Name:
                                              Title:

                                         Per: __________________________________
                                              Name:
                                              Title:

                                    EXHIBIT A

                          [Form of Rights Certificate]

Certificate No. ____________  Rights

THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE SHAREHOLDER PROTECTION RIGHTS PLAN AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SUBSECTION 3.1(b) OF SUCH AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON, CERTAIN RELATED PARTIES OF AN ACQUIRING PERSON OR A TRANSFEREE OF AN ACQUIRING PERSON OR ANY SUCH RELATED PARTIES WILL BECOME VOID WITHOUT FURTHER ACTION.

                               Rights Certificate

This certifies that _____________________________ is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement dated as of September 21, 1999 (the "Rights Agreement") between TLC The Laser Center Inc., a corporation incorporated under the laws of Ontario (the "Corporation") and CIBC Mellon Trust Company, a trust company incorporated under the laws of Canada, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Corporation, at any time after the Separation Time and prior to the Expiration Time (as such terms are defined in the Rights Agreement), one fully paid common share of the Corporation (a "Common Share") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate, together with the Form of Election to Exercise appropriately completed and duly executed, to the Rights Agent at its principal office in the City of Toronto. Until adjustment thereof in certain events as provided in the Rights Agreement, the Exercise Price shall be $200 per Right (payable in cash, certified cheque or money order payable to the order of the Corporation).

            In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to receive more or less than one Common Share (or a combination thereof), as provided in the Rights Agreement.

            This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the head office of the Corporation and are available upon written request.

            This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent in the City of Toronto, may be exchanged for another Rights Certificate or Rights Certificates of like tenor evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

            Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at a redemption price of $0.0001 per Right, subject to adjustment in certain events.

            No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

            No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of any meeting or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

            This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

            WITNESS the facsimile signature of the proper officers of the Corporation.

                  DATED:

                                       TLC THE LASER CENTER INC.

                                       Per:_____________________________________
                                           Chief Executive Officer

                                       Per:_____________________________________
                                           Chief Financial Officer


                                       Countersigned:


                                       CIBC MELLON TRUST COMPANY

                                       Per:_____________________________________
                                           Authorized Signature

                          FORM OF ELECTION TO EXERCISE

TO: TLC LASER CENTER INC.

            The undersigned hereby irrevocably elects to exercise
________________________________ whole Rights represented by this Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of and delivered to:

________________________________________
Name

________________________________________
Address

________________________________________
City and Province/State

________________________________________
Social Insurance No. or other taxpayer
identification number

            If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

________________________________________
Name

________________________________________
Address

________________________________________
City and Province/State

________________________________________
Social Insurance No. or other taxpayer
identification number

Date:_______________________________     Signature  ____________________________

____________________________________          (Signature must correspond to name
                                              as Signature Guaranteed written
                                              upon the face of this Rights
                                              Certificate in every particular,
                                              without alteration or enlargement
                                              or any change whatsoever)

            Signature must be guaranteed by a member firm of a recognized stock exchange in Canada, a registered national securities exchange in the United States, a member of the Investment Dealers Association of Canada or National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in Canada or the United States.

                            (To be completed if true)

            The undersigned hereby represents, for the benefit of the Corporation and all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or by any Affiliate or Associate of an Acquiring Person, any other Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of any such other Person (as such terms are defined in the Rights Agreement).


                                              __________________________________
                                              Signature

                               FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
(Please print name and address of transferee)

the Rights represented by this Rights Certificate, together with all right, title and interest therein.

Date:_______________________________     Signature  ____________________________


____________________________________          (Signature must correspond to name
                                              as Signature Guaranteed written
                                              upon the face of this Rights
                                              Certificate in every particular,
                                              without alteration or enlargement
                                              or any change whatsoever)

            Signature must be guaranteed by a member firm of a recognized stock exchange in Canada, a registered national securities exchange in the United States, a member of the Investment Dealers Association of Canada or National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in Canada or the United States.

                            (To be completed if true)

            The undersigned hereby represents, for the benefit of the Corporation and all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or by any Affiliate or Associate of an Acquiring Person, any other Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of any such other Person (as such terms are defined in the Rights Agreement).


                                              __________________________________
                                              Signature

                                     NOTICE

            In the event that the certifications set forth above in the Forms of Election to Exercise and Assignment are not completed, the Corporation shall deem the Beneficial Owner of the Rights represented by this Rights Certificate to be an Acquiring Person (as defined in the Rights Agreement) and, accordingly, such Rights shall be null and void.